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                                                                   EXHIBIT 3.110

                                                                         [STAMP]

                                   CERTIFICATE

                            Amendment of Articles of
                         Incorporation of SeaGate, Inc.

     The undersigned, being the Chairman of the Board of SeaGate, Inc., the President of SeaGate, Inc. and the Assistant Secretary of SeaGate, Inc., as indicated below, hereby certify that Article Third of the Articles of Incorporation of SeaGate, Inc., has been amended by written action of its sole shareholder, dated September 1, 1982, to read in its entirety as follows:

"THIRD: The purpose for which this Corporation is formed is to provide advisory services to management as to the production, manufacture, marketing, sales, development, and/or research, of and/or for containers made of glass, metal, plastic or paper, and glass, plastic, paper or wood products; and all matters related to the conduct of such business."

     A true and correct copy of the written action of the sole shareholder dated September 1, 1982 is attached as Exhibit A to this certificate.

Dated: September 1, 1982                         /s/ R. L. Berry
                                                 -------------------------------
                                                 R. L. Berry
                                                 Chairman of the Board and
                                                 President

                                                 /s/ M. L. Schwartz
                                                 -------------------------------
                                                 M. L. Schwartz
                                                 Assistant Secretary - Assistant
                                                 Treasurer

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                                                                       EXHIBIT A

                                  SEAGATE, INC.

                          WRITTEN ACTION OF SHAREHOLDER

     By this instrument in writing, the sole shareholder of SeaGate, Inc., hereby takes the following action:

          RESOLVED, that Article Third of the Articles of Incorporation of SeaGate, Inc. be, and the same hereby is, amended to read in its entirety as follows:

          "THIRD: The purpose for which this Corporation is formed is to provide advisory services to management as to the production, manufacture, marketing, sales, development, and/or research, of and/or for containers made of glass, metal, plastic or paper and glass, paper or wood products; and all matters related to the conduct of such business."

     Dated:  September 1, 1982                          OWENS-ILLINOIS, INC.

                                                        By /s/ Mark L. Schwartz
                                                           --------------------
                                                           Mark L. Schwartz
                                                           Assistant Secretary